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                          [Bryan Cave LLP Letterhead]

May 15, 2003

Board of Directors
MEMC Electronic Materials Inc.
501 Pearl Drive (City of O'Fallon)
St. Peters, Missouri 63376

Ladies and Gentlemen:

We have acted as special counsel to MEMC Electronic Materials, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-3 (the "Rule 462(b) Registration Statement") with the Securities and Exchange Commission (the "SEC") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of up to an additional 2,300,000 shares of the Company's common stock, $.01 par value, to be sold by the selling stockholder (the "Additional Shares"). The Rule 462(b)Registration Statement relates to the Company's Registration Statement on Form S-3 (File No. 333-104529) filed with the SEC on April 14, 2003 relating to an aggregate of 25,000,000 shares to be offered by the Company and the selling stockholder named therein from time to time pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act.

In connection therewith, we have examined and relied without investigation as to matters of fact upon the Rule 462(b) Registration Statement, certificates of public officials, statements and certificates of officers of the Company and of the selling stockholder named in the Rule 462(b) Registration Statement, and originals or copies certified to our satisfaction of the Restated Certificate of Incorporation, as amended, and the Restated Bylaws of the Company, minutes of meetings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below.

In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies. We have also assumed the due authorization, execution and delivery of all documents.

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Board of Directors
May 15, 2003
Page 2

Based on the foregoing and in reliance thereon, we are of the opinion that:

     1. The Company has been duly incorporated and is in good standing under the laws of the State of Delaware.

     2. The Additional Shares are duly authorized, validly issued, fully paid and non-assessable.

This opinion is not rendered with respect to any laws other than the laws of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5 to the Rule 462(b) Registration Statement and to the use of our name under the caption "Lawyers" in the prospectus incorporated by reference therein.

Very truly yours,

/s/ BRYAN CAVE LLP